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                                                                     EXHIBIT 1.2





                        STANDBY STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN



                        MIAMI COMPUTER SUPPLY CORPORATION



                                       AND



                                  ZENGINE, INC.



                               DATED JUNE __, 2000



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                        STANDBY STOCK PURCHASE AGREEMENT


         THIS STANDBY STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on this June _, 2000 between Miami Computer Supply Corporation, an Ohio corporation ("MCSi"), and Zengine Inc., a Delaware corporation (the "Company").


                                   BACKGROUND

         A. The Company is contemplating an initial public offering (the "Public Offering") of its common stock, no par value (the "Common Stock"), through an underwritten public offering lead by William Blair & Company as the representative of the several underwriters (the "Underwriters").

         B. In connection with the Public Offering the Company will offer _______ shares of its Common Stock (the "Program Shares") directly to the shareholders of MCSi pursuant to a share subscription program (the "Program").

         C. If and to the extent any of the Program Shares are not subscribed for or, if subscribed for, are not purchased by the shareholders of MCSi under the Program, MCSi has agreed to purchase all such Program Shares directly from the Company for its own account for investment purposes only on the terms and subject to the conditions set forth herein.

         D. Registrar and Transfer Company ("R&T") will act as the offering agent for the Program and as the Company's transfer agent. The offering agent will determine the record date shareholders eligible to participate in the Program and will collect subscriptions and subscription payments from eligible MCSi shareholders until 5:00 p.m. on the third business day following the date the Company determines the initial public offering price for the Common Stock.


         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto hereby agree as follows:



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                                    ARTICLE 1
                                 THE TRANSACTION

1.1.     Purchase and Purchase Price.

         (a) In the event that any of the Program Shares are not subscribed for or, if subscribed for are not purchased by the shareholders of MCSi under the Program, MCSi shall, or shall cause any of its wholly owned subsidiaries to, purchase these remaining shares.

         (b) The purchase price for the Program Shares (the "Purchase Price") shall be equal to the product of multiplying (i) the aggregate number of Program Shares, by (ii) the price per share of Common Stock sold pursuant to the Public Offering (the "IPO Price").

         (c) MCSi shall transfer, or MCSi shall cause its wholly owned subsidiary, to transfer, or shall cause R&T to pay out of subscription funds received on behalf of MCSi's shareholders participating in the Program, to the Company, an amount equal to the Purchase Price on the day of the closing of the Public Offering by wire transfer.

1.2.     Closing.

         (a) Time and Place. The closing under this Agreement (the "Closing") will take place on the same date as the closing of the Public Offering, at the offices of Elias, Matz, Tiernan & Herrick L.L.P., or at such other time, date or place as the parties shall mutually agree. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date."

         (b) Deliveries and Proceedings to the Offering Agent. On the Closing Date, the Company shall instruct R&T to accept instructions from ___________, or her designee at MCSi, for:

              (i) delivery of the subscription funds collected by the offering agent to the extent not paid to the Company at the Closing.

         (c) Deliveries and Proceedings to the Transfer Agent. On the Closing Date, the Company shall instruct R&T to accept instructions from ____________, or her designee at MCSi, for:

              (i) delivery of the shares of Program Shares purchased in the
                  Program; and

              (ii)delivery to MCSi of the Program Shares not purchased by MCSi shareholders.


                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to MCSi as follows:

2.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.2. Power and Authority. The Company has full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby.

2.3. Authorization and Enforceability. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company,


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         and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                                    ARTICLE 3
                      REPRESENTATION AND WARRANTIES OF MCSI

     MCSi represents and warrants to the Company as follows:

3.1 Organization. MCSi is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio.

3.2. Power and Authority. MCSi has full corporate power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby.

3.3. Authorization and Enforceability. The execution, delivery and performance of this Agreement by MCSi have been duly authorized by all necessary corporate action on the part of MCSi, and this Agreement constitutes the legal, valid and binding obligation of MCSi, enforceable against MCSi in accordance with its terms.

3.4 Authorization and Approvals. All consents, approvals, authorizations and orders necessary for the execution and delivery of this Agreement; and MCSi, or an affiliate have full rights, power and authority to enter into this Agreement as provided hereunder.

3.5 Investment Intent. MCSi represents, warrants and covenants that it is acquiring the Program Shares for its own account, as a long-term investment, and not with the view to resale or redistribution.

                                    ARTICLE 4
                       CONDITIONS TO CLOSING; TERMINATION

4.1 Conditions Precedent to Obligations of MCSi. The obligations of MCSi to proceed with the Closing are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by MCSi at MCSi's option):

     (a) Bringdown of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and MCSi shall have received a certificate, signed by an executive officer of the Company, to such effect.

     (b) Performance and Compliance. The Company shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing, and MCSi shall have received a certificate, signed by any executive officer, to such effect.

     (c) Public Offering. The Closing of the Public Offering shall have occurred.

4.2. Conditions Precedent to the Obligations of the Company. The obligations of the Company to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company at the Company's option):


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     (a) Bringdown of Representations and Warranties. The representations and warranties of MCSi contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and MCSi shall have delivered to the Company a certificate, signed by an executive officer of MCSi, to such effect.

     (b) Performance and Compliance. MCSi shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by it on or before the Closing and MCSi shall have delivered to the Company a certificate, signed by any executive officer of MCSi, to such effect.

     (c) Public Offering. The closing of the Public Offering shall have occurred.

4.3.          Termination.

     (a) When Agreement May Be Terminated. This Agreement may be terminated at any time prior to Closing:

         (i)  by mutual consent of MCSi and the Company; or

         (ii) by MCSi or the Company, if the Company shall have withdrawn its Registration Statement on Form S-1 relating to the Public Offering.

     (b) Effect of Termination. In the event of termination of this Agreement by either MCSi or the Company, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either MCSi or the Company, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that the obligations set forth in Article 5 hereof shall survive such termination.


                                    ARTICLE 5
                          CERTAIN ADDITIONAL COVENANTS

5.1      Indemnification.

     (a) MCSi hereby agrees to indemnify the Company and its underwriters, affiliates, officers, employees, representatives and directors (the "Indemnified Persons") against, and hold them harmless from, any loss, liability, claim, damage or expense, joint or several ("Losses"), arising directly or indirectly, out of or in connection with, the Program, including, without limitation,

         (i) costs and expenses associated with the failure of any shareholders of MCSi to consummate purchases of Program Shares for which they have subscribed and (ii) any claims by shareholders of MCSi or other persons arising from the Program, and expenses, arising from the establishment, execution and performance of the Program. Notwithstanding the foregoing, MCSi shall not indemnify the Company against liabilities arising from any untrue or allegedly untrue statement of a material fact, or omission or alleged omission of a material fact required to be stated to make the statements not misleading, in the prospectus contained in the Company's Registration Statement on Form S-1 (the "Prospectus"), except for statements or omissions regarding the Program and except for any materials related to the Program delivered to MCSi's shareholders and not to other recipients of the Prospectus generally. MCSi agrees to reimburse the Indemnified Persons, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any Losses.


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     (b) Promptly after receipt by an Indemnified Person of notice of the commencement of any action for which indemnification or contribution may be sought hereunder, such Indemnified Person will notify MCSi in writing of the commencement thereof. The failure to so notify MCSi will not relieve MCSi from liability under Section 5.1(a) above unless and to the extent that MCSi did not otherwise learn of such action and such failure results in the forfeiture of substantial rights and defenses. MCSi shall be entitled to appoint counsel at MCSi's expense to represent the Indemnified Person in any action for which indemnification is sought (in which case MCSi shall not thereafter be liable for the fees and expenses of separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding MCSi's election to appoint counsel to represent the Indemnified Person in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and MCSi shall bear the reasonable fees, costs and expenses of such counsel if (i) the use of counsel chosen by MCSi to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both MCSi and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to MCSi, (iii) MCSi shall not have employed counsel reasonably satisfactory to the Indemnified Person within a reasonable time after notification of the commencement of such action or (iv) MCSi shall have authorized the Indemnified Person to employ separate counsel at the expense of MCSi.

     (c) MCSi shall not, without the prior written consent of the relevant Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising from such claim, action, suit or proceeding. An Indemnified Person may not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of MCSi, such consent not to be unreasonably withheld.

     (d) In the event that the indemnity provided for in this Article 5 is unavailable to or insufficient to hold harmless an Indemnified Person for any reason, the Indemnified Persons and MCSi shall contribute to the Losses (including the legal and other expenses attributable to investigating or defending same) to which the Indemnified Person may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnified Person and MCSi in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations, including that the Company performed the Program as an accommodation to MCSi without any legal obligation to do so. Relative fault shall be determined by reference to, among other things, whether any untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Indemnified Person or MCSi, the intent of the Indemnified Person and MCSi, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution was determined by any method of allocation that does not take into account the equitable considerations discussed above.


                                    ARTICLE 6
                                  MISCELLANEOUS

6.1. Nature and Survival of Representations. The representations, warranties, covenants and agreements of MCSi and the Company contained in this Agreement, and all statements contained in this


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         Agreement or any exhibit hereto or any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to constitute representations, warranties, covenants and agreements of the respective party delivering the same. All such representations, warranties, covenants and agreements shall survive the Closing.

6.2. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

     (a) If to MCSi, to:

         Miami Computer Supply Corporation
         4750 Hempstead Drive
         Dayton, Ohio 45429

         Attention: Michael E. Pepple

     (b) If to the Company, to:

         Zengine, Inc.
         6100 Stewart Avenue
         Fremont, California 94538

         Attention: Joseph M. Savarino

         With a required copy to:

         Elias, Matz, Tiernan & Herrick LLP
         734 15th Street, N.W..
         Washington, DC 20005
         Attention: Jeffrey A. Koeppel

6.3. Third Party Beneficiaries. MCSi acknowledges that each of the Underwriters of the Public Offering shall be a third party beneficiary entitled to exercise the rights and remedies provided for herein directly against MCSi. The Company shall cooperate with and assist each of the Underwriters of the Public Offering with respect to any action such Underwriters take to exercise such rights and remedies directly against MCSi.

6.4. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable or delegable by any party without the prior written consent of the other party.

6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware, without giving effect to its principles of conflicts of laws or choice of forum.

6.6. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

6.7. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Each such copy shall be


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         deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

6.8. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

6.9. Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and either party, as to such party, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in representations by the other party, (c) waive compliance by the other party with any of the agreements contained herein and performance of any obligations by the other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

6.10. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

6.11. Interpretations. No party to this Agreement shall be considered the draftsman. This Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.



                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                        MIAMI COMPUTER SUPPLY CORPORATION

                        By:______________________________________________
                        Name:
                        Title:

                        ZENGINE, INC.

                        By:________________________________________________
                        Name:
                        Title:



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